                                                                    EXHIBIT 21.1
                                                                    ------------

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------

The following corporations are direct or in-direct wholly-owned subsidiaries of Brunswick Corporation:

                                                               Place of
                                                             Incorporation
                                                             -------------
American Outdoor Recreation, Inc.                            Delaware
Appletree Ltd.                                               Bermuda
Baja Marine Corporation                                      Delaware
Bayliner Marine Corporation                                  Delaware
Boston Whaler, Inc.                                          Delaware
Brunswick AG                                                 Switzerland
Brunswick Bowling & Billiards Corporation                    Delaware
Brunswick Bowling & Billiards Mexico,                        Mexico
  S.A. de C.V.
Brunswick Bowling & Billiards (U.K.) Limited                 England
Brunswick Bowling e Billiards Ltda.                          Brazil
Brunswick Bowling Pin Corporation                            Delaware
Brunswick Centres, Inc.                                      Ontario
Brunswick France S.A.                                        France
Brunswick GmbH                                               West Germany
Brunswick International (Canada) Limited                     Ontario
Brunswick International GmbH                                 West Germany
Brunswick International Holdings, Inc.                       Delaware
Brunswick International Limited                              Delaware
Brunswick International Sales Corporation                    U.S. Virgin Islands
Brunswick Technology Corporation                             Delaware
Centennial Assurance Company, Ltd.                           Bermuda
DBA Products Co., Inc.                                       Illinois
Escort Trailer Corporation                                   Washington
Igloo Holdings Inc.                                          Delaware
Igloo Products Corp.                                         Delaware
Jupiter Marine, Inc.                                         Delaware
Leiserv, Inc.                                                Delaware
Life Fitness International Sales, Inc.                       Delaware
Life Fitness (U.K.) Limited                                  United Kingdom
Marine Power Australia Pty. Limited                          Australia
Marine Power Europe, Inc.                                    Delaware
Marine Power International Limited                           Delaware
Marine Power International Pty. Limited                      Delaware
Marine Power Italia S.p.A.                                   Italy
Marine Power New Zealand Limited                             Delaware
Marine Xpress Corporation                                    Delaware
Mercury Marine Limited                                       Ontario
Mercury Marine Sdn Bhd                                       Malaysia
Mongoose Sales Corporation                                   Delaware

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
                                                              Place of
                                                            Incorporation
                                                            -------------
Normalduns B.V.                                             Netherlands
OBC International Holdings Inc.                             Delaware
Productos Marine de Mexico, S.A. de C.V.                    Mexico
Quality Bowling Corporation                                 California
Ray Industries, Inc.                                        Arizona
SBC International Holdings Inc.                             Delaware
Sea Ray Boats Europe B.V.                                   Netherlands
Sea Ray Boats, Inc.                                         Arizona
Sea Ray Boats, Inc.                                         Florida
Sea Ray International-Europe B.V.                           Netherlands
Skokie Investment Corporation                               Delaware
Wintergreen Finance, Inc.                                   Delaware
Zebco Corporation                                           Delaware
Zebco Sales Corporation                                     Delaware
Zebco Sports Deutschland GmbH                               Germany

In addition, Brunswick Corporation owns 50% of the outstanding stock of Nippon Brunswick Kabushiki Kaisha, a Japanese corporation.

The names of a number of subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.